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                                                                     EXHIBIT 8.2

                                                       Sao Paulo, June 21, 2004.

Gol Linhas Aereas Inteligentes S.A.
Rua Tamoios 246
Sao Paulo, SP
Brazil

Ladies and Gentlemen:

1. We have acted as Brazilian counsel to Gol Linhas Aereas Inteligentes S.A. (the "Company"), a corporation organized under the laws of Brazil, in connection with the Registration Statement on Form F-1 (No. 333-116054) filed by the Company with the U.S. Securities and Exchange Commission on June 1st, 2004 (as amended, the "Registration Statement"), relating to the offer and sale of American depositary shares, each representing two (2) preferred shares of the Company, without par value.

2. We confirm that we have reviewed the information in the prospectus included in the Registration Statement under the caption "Taxation - Brazilian Tax Considerations" and that, in our opinion, the statements of law included therein, insofar as they relate to the Brazilian tax consequences currently applicable to non-Brazilian holders, address the material tax consequences of the ownership and disposition of the preferred shares and the American depositary shares. In rendering this opinion, we expressly incorporate in this opinion the statements set forth under the caption "Taxation - Brazilian Tax Considerations" in the prospectus included in the Registration Statement, including the limitations on the matters covered by that section set forth therein. Our opinion expressed in this paragraph is limited to the federal laws of Brazil and is based upon existing provisions of federal laws and regulations, the regulations of the Federal Revenue Department (Departamento da Receita Federal) thereunder and administrative and judicial interpretations thereof, including existing interpretations thereof of the Federal Revenue Department, the Federal Attorney for Revenues (Procuradoria-Geral da Fazenda) as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.

3. We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Registration Statement or the transactions or documents referred to therein.

4. We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not


Sao Paulo               Sao Paulo
Brasilia                Av. Paulista, 1499 20(degrees)andar
Rio de Janeiro          01311-928 Sao Paulo SP Brasil
Salvador                Tel (55 11)  3147 7600 Fax (55 11) 3147 7770
                        www.mattosfilho.com.br
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      thereby concede that we are within the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

5. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.


                                Yours faithfully,

                                /s/ [illegible]

                 MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA
                                    ADVOGADOS


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